Exhibit 32.1

CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NextPlat Corp (the “Company”) on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles M. Fernandez, Executive Chairman and Chief Executive Officer of the Company, and Cecile Munnik, Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

         (1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2024	By:	/s/ Charles M. Fernandez
Charles M. Fernandez
Executive Chairman and Chief Executive Officer
(principal executive officer)

Date: April 11, 2024	By:	/s/ Cecile Munnik
Cecile Munnik
Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request